UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           August 24, 2006

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-16084	23-2451943

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90-92 Main Street, Wellsboro, PA	16901

(Address of Principal Executive Office)	(Zip Code)
Registrant’s telephone number, including area code            (570) 724-3411

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
Citizens & Northern Corporation’s Board of Directors authorized an extension of one year, through August 31, 2007, for the Company’s share repurchase plan. Under the plan, as amended, the Company could repurchase up to $13,000,000 of its common stock over a time period ending August 31, 2007, including total repurchases made to date of $1,965,740. Repurchases are authorized to be made by Citizens & Northern Corporation from time to time at the prevailing market prices in open market or in privately negotiated transactions as, in management’s sole opinion, market conditions warrant and based on stock availability, price and the Company’s financial performance. It is anticipated that such purchases will be made by August 31, 2007; however, no assurance may be given when such purchases will be made or the total number of shares that will be purchased.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION
Date: 8/24/06	By:	/s/ Craig G. Litchfield

Name: Craig G. Litchfield
Title: Chairman, President and
Chief Executive Officer

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